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                                                             Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 17, 2000 relating to the financial statements and financial statement schedules of Open Solutions, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, CT
March 17, 2000